Exhibit 10.4

Colonial Square Associates

Fort Myers, Florida

ASSIGNMENT OF TENANT LEASES AND SECURITY DEPOSITS

This ASSIGNMENT OF TENANT LEASES AND SECURITY DEPOSITS (the “Assignment”) is made and entered into this 5th day of November, 2010  by  COLONIAL SQUARE ASSOCIATES, L.L.C., a Florida limited liability company (“Assignor”) and INLAND DIVERSIFIED FORT MYERS COLONIAL SQUARE, L.L.C., a Delaware limited liability company (“Assignee”).

R E C I T A L S:

A.

Assignor and Assignee have entered into that certain letter agreement dated as of July 16, 2010, as amended (the “Agreement”) relating to the sale of that certain tract of land together with the improvements thereon (the “Property”) located in Fort Myers, Florida, and being legally described in Exhibit A, attached hereto and made a part hereof.

B.

Assignor is the landlord under various leases (“Leases”) for commercial spaces on the Premises which Leases are identified on the rent roll (“Rent Roll”) attached hereto as  Exhibit B and made a part hereof, which Assignor certifies is true and correct.

C.

 Pursuant to the terms of certain Leases, certain tenants thereof have paid to Assignor certain security deposits (“Security Deposits”), which are listed on the Rent Roll.

D.

 Assignor desires to assign and transfer all of its right, title and interest in the Leases, including all rents (“Rents”), due or to become due under the Leases on or after November 5, 2010  (“Proration Date”), and in the Security Deposits, to Purchaser in accordance with the terms herein set forth.

NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

Recitals; Defined Terms.  The foregoing recitals are acknowledged to be accurate and are incorporated herein by reference.  Capitalized terms used in this Assignment and not defined herein but defined in the Agreement shall have the meanings given to such terms in the Agreement.

2.

Assignment.  Assignor hereby absolutely sells, assigns, transfers and conveys all of its right, title and interest in and to the Leases, the Rents and the Security Deposits to Assignee.  Assignor represents and warrants to Assignee that as of the date hereof and the Proration Date, except as may be set forth in Exhibit C, (i) the Leases are in full force and effect, there exist no defaults by Assignor under the Leases and Assignor has fully performed all of its obligations under the Leases through the Proration Date and (ii) that Assignor has not previously sold, conveyed or

129921.1

assigned, or purported to sell, convey or assign, the Leases or Rents absolutely or for security, except to the mortgagee of record, if any, which assignment shall be released at closing of the sale of the Premises to Assignee.

Assignor shall retain all rights to collect any amounts accrued but unpaid as of the Proration Date. If any tenant should remit any such amount to Assignee, Assignee shall pay such amount to Assignor, when collected by Assignor.  The first monies received by Assignee from each tenant after the Proration Date shall be applied first to current rents and other amounts due (unless specially designated by the tenant) and thereafter shall be applied to rents and other amounts due in arrears.  Assignor reserves all claims and causes of action against tenants and others who are in arrears as of the Proration Date (other than the right to terminate such tenant’s lease or its right of possession), and Assignee shall reasonably cooperate with Assignor (at Assignor's expense) in pursuing such arrearages and shall promptly remit arrearages and other sums due to Seller upon receipt thereof.

3.

Assignee Assumption and Indemnification.  Assignee hereby assumes all of Assignor’s obligations under the Leases solely to the extent that such obligations first arise and accrue and relate solely to acts or omissions first occurring on or after the Proration Date and hereby assumes all obligations with respect to the refund of Security Deposits and interest, if any, required to be paid thereon to the tenants of the Leases, pursuant to and in accordance with the terms and provisions of the Leases, but only to the extent that such Security Deposits are identified on the Rent Roll and are accounted for in writing to the Assignee.  Assignee hereby agrees to defend, indemnify, save and hold Assignor, and its directors, officers, partners, members, employees and agents, and parent, subsidiary and affiliate corporations and each of their respective successor and assigns harmless from and against any and all liabilities, obligations, claims, damages, judgments, and expenses, including reasonable attorneys fees, arising from any and all claims, suits, or actions or causes of action made by any person, firm, associations, corporation, organization, partnership, venture or governmental entity for monies now or hereafter owed or claimed to be owed to them with respect to security deposit obligations so assigned and lease obligations of landlord/lessor under the Leases required to be performed on and after the Proration Date, except that Assignor will retain all liabilities relating to reconciling accounts for all years prior to the Proration Date.

4 .

Assignor Indemnification. Assignor hereby agrees to defend, indemnify, save and hold Assignee, and its directors, officers, partners, members, depositors, beneficiaries, employees and agents, and parent, subsidiary and affiliate corporations and each of their respective successor and assigns harmless from and against any and all liabilities, obligations, claims, damages, judgments, and expenses, including reasonable attorneys fees, arising from any and all claims, suits, or actions or causes of action made by any person, firm, associations, corporation, organization, partnership, venture or governmental entity for monies now or hereafter owed or claimed to be owed to them with respect to security deposit obligations or lease obligations of landlord/lessor under the Leases required to be performed prior to the Proration Date, including any reconciliation or audit claims for all years prior to the Proration Date.

5.

Counterparts.  This Assignment may be executed in any number of counterparts and by each of the undersigned on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts put together shall constitute but one and the same Assignment.

6.

Successors.  This Assignment shall be binding upon and inure to the benefit of the parties hereto, and their respective, heirs, successors and assigns.

7.

Dispute.  In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the sole prevailing party’s costs and expenses of such dispute, including, without limitation, reasonable attorneys’ fees and costs.

(signature page follows)

SIGNATURE PAGE FOR

ASSIGNMENT OF TENANT LEASES AND SECURITY DEPOSITS

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed as of the day and year first above written.

ASSIGNOR:

COLONIAL SQUARE ASSOCIATES, L.L.C., a Florida limited liability company

By: /s/ David H. Baldauf

Name: David H. Baldauf

Its: Manager

ASSIGNEE:

INLAND DIVERSIFIED FORT MYERS COLONIAL SQUARE, L.L.C., a Delaware limited liability company

By:

Inland Diversified Real Estate Trust, Inc., a Maryland corporation, its sole member

By: /s/ Carol M. Hoffman

Name:  Carol M. Hoffman

Its: Assistant Secretary

EXHIBITS

EXHIBIT A:

LEGAL DESCRIPTION OF THE PROPERTY

EXHIBIT B:

RENT ROLL (LIST OF TENANT LEASES AND SECURITY DEPOSITS)

EXHIBIT C:

EXCEPTIONS

EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY

TRACT A OF COLONIAL SQUARE, A PLAT RECORDED AS INSTRUMENT #2010000272949 OF THE PUBLIC RECORDS OF LEE COUNTY, FLORIDA

EXHIBIT B

RENT ROLL (LIST OF TENANT LEASES AND SECURITY DEPOSITS)

Tenant Name	Date of Original Lease	Security Deposit
Kohl’s Department Stores, Inc.	Feb 4, 2008	n/a
Hobby Lobby Stores, Inc.	Oct 21, 2010	n/a
TSA Stores, Inc. d/b/a The Sports Authority	Oct `17, 2008	n/a
Petsmart, Inc.	June 17, 2008	n/a
Dollar Tree Stores, Inc.	Nov 7, 2008	n/a
Brown Group Retail, Inc. d/b/a Famous Footwear	Oct 10, 2007	n/a
New Cingular Wireless PCS, LLC d/b/a AT&T Mobility	April 30, 2008	n/a
JLS Marketing, LLC d/b/a Paradise Bicycles	August 31, 2009	n/a
Sew Worth It, LLC	Sept 25, 2009	$4,000.00
MYOPS, Inc. (Sprint Nextel)	Jan 16, 2009	$5,000.00
Tony Price and Associates	March 9, 2009	$2,657.26
Christine Mary Ciaramitaro and Gasper Gary Ciaramitaro d/b/a Bellacino’s	Feb 3, 2010	$8,000.00
Tropical Smoothie of Fort Myers, Inc. d/b/a Tropical Smoothie Cafe	Nov 2, 2010	$3,657.04

EXHIBIT C

EXCEPTIONS

None